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                                                                      EXHIBIT 99



                       CONSENT OF WESTCOTT W. PRICE, III



    I, Westcott W. Price, III, consent to the inclusion in the registration statements on Form S-1 (Registration Nos. 333-36209 and 333-72687) under the Securities Act of 1933, as amended, of my name and biography under the caption "Management" as a Class II director-nominee of the Board of Directors of the Company.



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
                                /s/ WESTCOTT W. PRICE, III
                                ------------------------------------------
                                Westcott W. Price, III

Date: March 1, 1999
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